EXHIBIT 99.1

First Security Group, Inc. Reports Third Quarter 2006 Net Income of $2.9 Million

CHATTANOOGA, Tenn., Oct. 24, 2006 (PRIMEZONE) -- First Security Group, Inc. (Nasdaq:FSGI), a community bank holding company serving middle and eastern Tennessee and northern Georgia, today reported results for the third quarter and first nine months of 2006. Net income and diluted earnings per share for the third quarter of 2006 were $2.9 million and $0.16, respectively. Third quarter 2005 net income of $4.3 million, or $0.28 per diluted share, included an extraordinary after-tax gain of $2.4 million or $0.16; excluding this gain, third quarter 2006 earnings were 51.1 percent and 33.3 percent, respectively, above prior-year third quarter earnings of $1.9 million, or $0.12 per diluted share.

Financial results include the assets, liabilities and results of operations for Jackson Bank & Trust (Jackson Bank), which was acquired by First Security on August 31, 2005. Per share results also reflect the impact of First Security's stock offering of 4.9 million shares in the third quarter of 2005; average diluted shares for the third quarter of 2006 increased by 1,968,000, or 12.6 percent, above last year's third quarter.

For the first nine months of 2006, First Security reported net income of $8.2 million, or $0.46 per diluted share. For the 2005 nine-month period, earnings were $7.3 million, or $0.53 per diluted share. Excluding the 2005 extraordinary after-tax gain of $2.4 million, or $0.18 per share, year-to-date 2006 earnings and earnings per share were 66.5 percent and 31.4 percent, respectively, above the $4.9 million, or $0.35 per diluted share, reported for the prior-year period.

Highlights of the third quarter include:

-- Net operating income for the third quarter of 2006 rose 28.3 percent compared to the same period in 2005. On a per share basis, diluted net operating income increased 14.3 percent, from $0.14 to $0.16. For the nine months year-to-date, net operating income rose 59.5 percent; diluted net operating income per share increased 24.3 percent, from $0.37 to $0.46. Net operating income for the three and nine month 2005 periods excluded a $2.4 million extraordinary gain, as well as non-recurring expenses, net of tax, of $342,000 and $213,000, respectively.

-- Total revenue increased 16.8 percent over the third quarter of 2005. Net interest income rose 17.0 percent compared to the prior-year period, reflecting growth in average earning assets of 18.6 percent. Non-interest income increased 16.2 percent above the third quarter of 2005 as First Security continues to build a well-diversified stream of fee income.

-- Year-over-year, loans grew $83.5 million or 11.2 percent. Construction & land development loans accounted for the largest increase, up $47.3 million or 43.0 percent; combined, all commercial real estate loans accounted for 41.3 percent of loans at September 30, 2006 compared with 37.9 percent a year earlier.

-- First Security continues to achieve economies through its operating leverage and integration initiatives. The core efficiency ratio improved to 63.84 percent for the third quarter of 2006 compared with 64.47 percent for the prior-year period, and 64.45 percent for the linked quarter.

Rodger B. Holley, Chairman, President and CEO of First Security, commented, "Our performance continues to be consistent in an environment where many banks are finding it increasingly difficult to maintain a balance of growth and profitability. We have always pursued this balance, and it dictates our current strategy as well. In the current interest rate environment, funding has become the limiting factor that governs loan growth for many banks; however, we have several sources of liquidity that allow us to pursue sound opportunities and maintain the relationships so important to a community bank like First Security. This quarter reflects our expertise, our flexibility and our increasing efficiency as we manage successfully in this challenging climate."

Total revenue, comprised of net interest income and non-interest income, was $14.9 million for the third quarter of 2006, an increase of 16.8 percent over the $12.8 million reported for the third quarter of 2005. Net interest income reached $12.2 million, an increase of 17.0 percent over the prior-year period. Year-over-year growth reflects an 18.6 percent increase in average earning assets, partially offset by a 6 basis point decline in net interest margin to 5.05 percent. On a sequential basis, third quarter net interest income was unchanged from the second quarter as a 22 basis point decline in the margin completely offset a 2.7 percent increase in average earning assets. Mr. Holley continued, "This is the eighth consecutive quarter we reported a net interest margin above five percent, well above our southeast peers, and our strong loan growth has continued to offset the rising cost of funds. As we continue to manage within the present interest rate environment, we will pursue core deposits strategies and other funding sources to maintain our growth momentum."

First Security continues to build a diversified stream of fee income. Non-interest income for the third quarter of 2006 was $2.8 million, up $388,000 or 16.2 percent above the $2.4 million earned in the third quarter of 2005. While $101,000 of this increase came from Jackson Bank, the remaining $287,000 or 74.0 percent of the increase was organic. Service charges on deposit accounts increased $116,000, or 10.4 percent; other non-interest income increased by $272,000, or 21.3 percent, due primarily to increases in trust fees, point-of-sale fees and gains on sales of leased equipment. Compared with the linked second quarter, non-interest income rose $110,000, or 4.1 percent.

Non-interest expense for the third quarter was $10.0 million, an increase of $877,000, or 9.6 percent, over the $9.2 million reported in the third quarter of 2005. Jackson Bank accounted for $623,000 or 71.0 percent of the increase. The balance of the increase was additional spending to support corporate growth and de novo branching activity. Compared to the linked quarter, third quarter operating expenses were virtually unchanged, down 0.4 percent. The core efficiency ratio improved to 63.84 percent for the third quarter of 2006 compared with 64.47 percent for the prior-year third quarter, and 64.45 percent for the linked quarter.

Asset quality remains sound. The level of non-performing assets plus loans 90 days or more past due has remained steady within a five basis point range -- between 51 basis points to 56 basis points of total assets -- throughout the prior four quarter periods. "Although this level of problem loans is not unreasonable compared to banks of similar size and geography, we would like to see our asset quality continue to improve," added Mr. Holley.

Non-performing assets plus delinquencies were $6.1 million, or 0.55 percent of total assets at September 30, 2006, compared with $5.7 million, or 0.52 percent of total assets for the linked quarter, and $7.5 million, or 0.70 percent, at September 30, 2005. Net charge-offs for the current quarter were $914,000, or 0.45 percent of average loans on an annualized basis, as First Security aggressively charged off a large problem loan this quarter. This compares with $468,000, or 0.24 percent of average loans for the second quarter, and $600,000 or 0.36 percent of average loans for the third quarter of 2005. As anticipated, the loan loss reserve continues to decline as a percent of total loans, approaching the previously-disclosed corporate expectation of 1.15 percent of loans. At September 30, 2006, the allowance was 1.19 percent of total loans compared with 1.42 percent a year ago.

Total assets were $1.1 billion at September 30, 2006, an increase of $48.1 million, or 4.5 percent above year-earlier levels. Total loans were $825.7 million, up $83.5 million, or 11.2 percent, over the same twelve-month period, as First Security converted surplus liquidity into higher-yielding assets. The bank has managed to maintain loan growth consistently throughout the year. For the most recent quarter, total loans grew $25.5 million, or 12.8 percent annualized, compared with 11.2 percent for the past twelve months. All of First Security's loan growth during the past twelve month period has been organic.

Commercial real estate-related loans, including construction & land development loans (19.1 percent of total loans); commercial real estate (21.1 percent of total); and multi-family loans (1.1 percent) together accounted for $340.7 million in outstandings at September 30, 2006, or approximately 41.3 percent of First Security's portfolio. These three commercial RE loan categories grew 21.0 percent over the past twelve months, increasing from 37.9 percent of total loans for the year-earlier period.

Deposits were $913.6 million at September 30, 2006, up $59.5 million, or 7.0 percent, since the prior-year quarter-end. Core deposits (demand, savings, money market and retail time deposits) were $632.9 million at September 30, 2006, up 1.8 percent year-over-year; they comprised 69.3 percent of total deposits compared to 72.8 percent a year ago. First Security has been successful at attracting and retaining a high level of non-interest bearing demand deposits, which accounted for approximately 19 percent of total deposits consistently throughout the year. Mr. Holley commented on First Security's success with its customers in this area: "We develop relationships where transaction accounts are an integral part of the service we provide. We ask for balances, even in commercial relationships, whenever we can." On a year-over-year basis, non-interest bearing demand deposit growth of 9.8 percent outpaced total deposit growth, exclusive of brokered deposits, of 8.5 percent.

Shareholders' equity at September 30, 2006 was $141.5 million, a twelve-month increase of $3.5 million, or 2.5 percent. Total shares outstanding at quarter-end were 17,746,000. First Security's tangible leverage ratio at quarter-end was 10.2 percent.

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Tuesday, October 24, 2006 at 3:00 p.m. Eastern Time to discuss third quarter results. The web cast can be accessed live on the First Security's website: www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends and can be accessed via the First Security's website for one month or via phone by dialing 877-660-6853, Account No. 286 Conference ID No. 207350 through Midnight, ET, November 1, 2006.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, TN with $1.1 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of middle and eastern Tennessee and northern Georgia. In Dalton, GA, FSGBank operates six full-service banking offices under the name of Dalton Whitfield Bank and two offices under the name Primer Banco Seguro (PBS); PBS serves the region's rapidly growing Latino population. FSGBank also operates under the name of Jackson Bank & Trust along the I-40 corridor. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, asset-based lending, financial planning, Internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing, Inc. and J & S Leasing, Inc.

The First Security Group, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1833

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). First Security's management uses these "non-GAAP" measures in their analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

 First Security Group, Inc. and Subsidiary
 Consolidated Balance Sheets
 (in thousands, except share data)
                                   Sept. 30,     Dec. 31,    Sept. 30,
                                      2006         2005         2005
                                  (unaudited)               (unaudited)
 ---------------------------------------------------------------------
 ASSETS

 Cash & Due from Banks            $   25,500   $   23,917   $   23,743
 Federal Funds Sold and
  Securities Purchased
  under Agreements to Resell              --       17,835       48,800
                                  ----------   ----------   ----------
 Cash and Cash Equivalents            25,500       41,752       72,543
                                  ----------   ----------   ----------
 Interest-Bearing Deposits
  in Bank                              2,888        1,153        9,090
                                  ----------   ----------   ----------
 Securities Available-for-Sale       159,727      155,993      148,132
                                  ----------   ----------   ----------
 Loans Held for Sale                   5,125        4,244        6,597
 Loans                               820,620      744,415      735,653
                                  ----------   ----------   ----------
 Total Loans                         825,745      748,659      742,250
 Less:  Allowance for Loan Losses      9,862       10,121       10,519
                                  ----------   ----------   ----------
                                     815,883      738,538      731,731
                                  ----------   ----------   ----------
 Premises and Equipment, net          33,939       31,604       30,698
                                  ----------   ----------   ----------
 Goodwill                             27,156       27,032       24,314
                                  ----------   ----------   ----------
 Intangible Assets                     4,441        5,431        5,712
                                  ----------   ----------   ----------
 Other Assets                         40,531       39,189       39,779
                                  ----------   ----------   ----------
 TOTAL ASSETS                     $1,110,065   $1,040,692   $1,061,999
                                  ==========   ==========   ==========

 LIABILITIES

 Deposits
  Noninterest-Bearing Demand      $  176,544   $  153,278   $  160,844
  Interest-Bearing Demand             66,541       75,123       77,557
                                  ----------   ----------   ----------
                                     243,085      228,401      238,401
                                  ----------   ----------   ----------
 Savings and Money Market
  Accounts                           137,859      152,901      158,186
                                  ----------   ----------   ----------
 Time Deposits:
 Certificates of Deposit
  of $100 thousand or more           193,758      156,134      140,269
 Certificates of Deposit of
  less than $100 thousand            251,939      234,501      224,892
 Brokered Certificates of Deposit     86,944       89,570       92,328
                                  ----------   ----------   ----------
                                     532,641      480,205      457,489
                                  ----------   ----------   ----------
 Total Deposits                      913,585      861,507      854,076
 Federal Funds Purchased and
  Securities Sold under
  Agreements to Repurchase            30,377       16,894       18,797
 Security Deposits                     4,170        4,094        3,738
 Other Borrowings                      8,141       10,150       13,153
 Other Liabilities                    12,248        9,658       34,191
                                  ----------   ----------   ----------
 Total Liabilities                   968,521      902,303      923,955
                                  ----------   ----------   ----------
 STOCKHOLDERS' EQUITY
  Common stock - $.01 par value
   50,000,000 shares authorized
   as of September 30, 2006;
   20,000,000 shares authorized
   as of December 31, 2005 and
   September 30, 2005;
   17,746,278 issued as of
   September 30, 2006;
   17,653,833 issued as of
   December 31, 2005;
   17,600,960 issued as of
   September 30, 2005                    123          122          122
  Paid-In Surplus                    124,097      122,545      122,877
  Unallocated ESOP Shares             (5,562)         (91)          --
  Retained Earnings                   24,264       17,392       15,571
  Accumulated Other
   Comprehensive Loss                 (1,378)      (1,579)        (526)
                                  ----------   ----------   ----------
 Total Stockholders' Equity          141,544      138,389      138,044
                                  ----------   ----------   ----------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            $1,110,065   $1,040,692   $1,061,999
                                  ==========   ==========   ==========

 First Security Group, Inc. and Subsidiary
 Consolidated Statements of Income
 (unaudited)

 (in thousands except per share amounts)

                                 Three Months Ended   Nine Months Ended
                                    September 30,       September 30,
                                   2006      2005      2006      2005
 ---------------------------------------------------------------------
 INTEREST INCOME
  Loans, including fees          $17,611   $13,117   $50,002   $35,796
  Debt securities - taxable        1,330       914     3,920     2,509
  Debt securities - non-taxable      397       302     1,166       796
  Other                               46       243       258       337
                                 -------   -------   -------   -------
   Total Interest Income          19,384    14,576    55,346    39,438
                                 -------   -------   -------   -------
 INTEREST EXPENSE
  Interest Bearing Demand
   Deposits                          142       123       464       276
  Savings Deposits and Money
   Market Accounts                   759       511     2,111     1,441
  Certificates of Deposit of
   $100 thousand or more           2,276     1,081     5,870     2,716
  Certificates of Deposit of
   less than $100 thousand         2,742     1,471     7,378     3,659
  Brokered Certificates
   of Deposit                        936       862     2,690     2,146
  Other                              373       137       743       368
                                 -------   -------   -------   -------
   Total Interest Expense          7,228     4,185    19,256    10,606
                                 -------   -------   -------   -------

 NET INTEREST INCOME              12,156    10,391    36,090    28,832
  Provision for Loan Losses          600       693     1,743     2,679
                                 -------   -------   -------   -------
 NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES       11,556     9,698    34,347    26,153
                                 -------   -------   -------   -------
 NONINTEREST INCOME
  Service Charges on Deposit
   Accounts                        1,229     1,113     3,594     2,979
  Other                            1,547     1,275     4,284     3,504
                                 -------   -------   -------   -------
   Total Noninterest Income        2,776     2,388     7,878     6,483
                                 -------   -------   -------   -------

 NONINTEREST EXPENSE
  Salaries and Employee Benefits   5,654     5,100    16,769    14,262
  Expense on Premises and Fixed
   Assets, net of rental income    1,655     1,449     5,045     4,096
  Other                            2,722     2,605     8,332     6,974
                                 -------   -------   -------   -------
    Total Noninterest Expense     10,031     9,154    30,146    25,332
                                 -------   -------   -------   -------

 INCOME BEFORE INCOME
  TAX PROVISION                    4,301     2,932    12,079     7,304
   Income Tax Provision            1,395     1,009     3,883     2,380
                                 -------   -------   -------   -------
 NET INCOME BEFORE
  EXTRAORDINARY ITEM               2,906     1,923     8,196     4,924
   Extraordinary Gain on Business
    Combination, net of tax           --     2,385        --     2,385
                                 -------   -------   -------   -------
 NET INCOME                      $ 2,906   $ 4,308   $ 8,196   $ 7,309
                                 =======   =======   =======   =======
 NET INCOME PER SHARE:
  Net Income Per Share Before
   Extraordinary Item - basic    $  0.17   $  0.13   $  0.47   $  0.36
  Net Income Per Share - basic   $  0.17   $  0.28   $  0.47   $  0.54
  Net Income Per Share Before
   Extraordinary Item - diluted  $  0.16   $  0.12   $  0.46   $  0.35
  Net Income Per Share - diluted $  0.16   $  0.28   $  0.46   $  0.53

                       First Security Group, Inc.
                   Consolidated Financial Highlights
                              (unaudited)

             (in thousands, except per share amounts and
                    full-time equivalent employees)
 ---------------------------------------------------------------------
                       3rd Qtr     2nd Qtr      1st Qtr      4th Qtr
                        2006         2006         2006         2005
                     ----------   ----------   ----------   ----------
 Earnings:
 Net interest
  income             $   12,156   $   12,169   $   11,765   $   11,609
 Provision for
  loan losses        $      600   $      600   $      543   $      243
 Non-interest
  income             $    2,776   $    2,666   $    2,436   $    2,364
 Non-interest
  expense            $   10,031   $   10,076   $   10,039   $   10,041
 Net income,
  before
  extraordinary
  items              $    2,906   $    2,816   $    2,474   $    2,472
 Extraordinary
  items, net of tax  $       --   $       --   $       --   $     (210)
 Net income          $    2,906   $    2,816   $    2,474   $    2,262

 Earnings
  - Normalized
 Non-interest
  operating
  income (b)         $    2,776   $    2,666   $    2,436   $    2,364
 Non-interest
  operating
  expense (b)        $   10,031   $   10,076   $   10,039   $    9,845
 Net operating
  income, net of
  tax (b)            $    2,906   $    2,816   $    2,474   $    2,605

 Per Share Data:
 Net income before
  extraordinary
  items, basic       $     0.17   $     0.16   $     0.14   $     0.14
 Net income, basic   $     0.17   $     0.16   $     0.14   $     0.13
 Net income before
  extraordinary items,
  diluted            $     0.16   $     0.16   $     0.14   $     0.14
 Net income, diluted $     0.16   $     0.16   $     0.14   $     0.13
 Cash dividends
  declared           $     0.03   $     0.03   $     0.03   $     0.03
 Book value          $     7.98   $     7.85   $     7.86   $     7.84
 Tangible book value $     6.20   $     6.04   $     6.04   $     6.00

 Per Share Data
  - Normalized:
 Net operating income,
  basic (b)          $     0.17   $     0.16   $     0.14   $     0.15
 Net operating income,
  diluted (b)        $     0.16   $     0.16   $     0.14   $     0.15

 Performance Ratios:
 Return on average
  assets (a)               1.06%        1.06%        0.95%        0.95%
 Return on average
  equity (a)               8.31%        8.09%        7.11%        7.17%
 Return on average
  tangible assets (a)      1.09%        1.09%        0.98%        0.98%
 Return on average
  tangible equity (a)     10.74%       10.49%        9.21%        9.33%
 Net interest margin,
  taxable equivalent       5.05%        5.27%        5.27%        5.06%
 Efficiency ratio (a)     67.18%       67.92%       70.69%       71.86%
 Non-interest income
  to net interest
  income and non-
  interest income (a)     18.59%       17.97%       17.15%       16.92%

 Performance
  Ratios - Normalized:
 Operating return on
  average assets (b)       1.06%        1.06%        0.95%        1.00%
 Operating return on
  average equity (b)       8.31%        8.09%        7.11%        7.55%
 Operating return on
  average tangible
  assets (b)               1.09%        1.09%        0.98%        1.03%
 Operating return on
  average tangible
  equity (b)              10.74%       10.49%        9.21%        9.83%
 Core efficiency
  ratio (a)(c)            63.84%       64.45%       66.07%       62.35%
 Non-interest operating
  income to net
  interest income and
  non-interest
  operating income (b)    18.59%       17.97%       17.15%       16.92%

 Capital & Liquidity:
 Total equity to total
  assets                  12.75%       12.65%       13.01%       13.30%
 Tangible equity to
  tangible assets         10.19%       10.03%       10.30%       10.51%
 Total loans to total
  deposits                90.39%       88.19%       86.87%       86.90%

 Asset Quality:
 Net charge-offs     $      914   $      468   $      531   $      641
 Net loans charged-
  off to average loans,
  annualized               0.45%        0.24%        0.28%        0.34%
 Non-accrual loans   $      679   $      696   $    1,119   $    1,314
 Other real estate
  owned              $    2,298   $    1,986   $    2,110   $    1,552
 Repossessed assets  $    1,556   $      995   $    1,251   $    1,891
 Non-performing
  assets (NPA)       $    4,533   $    3,677   $    4,480   $    4,757
 NPA to total assets       0.41%        0.34%        0.42%        0.46%
 Loans 90 days past
  due                $    1,593   $    2,011   $      904   $    1,042
 NPA + loans 90 days
  past due to total
  assets                   0.55%        0.52%        0.51%        0.56%
 Allowance for loan
  losses to total
  loans                    1.19%        1.28%        1.32%        1.35%
 Allowance for loan
  losses to NPA          217.56%      277.54%      225.51%      212.76%

 Period End Balances:
 Loans               $  825,745   $  800,213   $  766,622   $  748,659
 Intangible assets   $   31,597   $   31,729   $   32,026   $   32,463
 Assets              $1,110,065   $1,089,332   $1,062,009   $1,040,692
 Deposits            $  913,585   $  907,355   $  882,492   $  861,507
 Stockholders'
  equity             $  141,544   $  137,791   $  138,141   $  138,389
 Common stock market
  capitalization     $  204,434   $  203,684   $  194,193   $  171,950
 Full-time equivalent
  employees                 360          355          361          358
 Shares outstanding,
  basic                  17,746       17,559       17,574       17,654
 Shares outstanding,
  diluted                18,123       17,934       17,934       17,942

 Average Balances:
 Loans               $  812,611   $  785,397   $  753,872   $  744,411
 Intangible assets   $   31,635   $   31,897   $   31,784   $   31,946
 Earning assets      $  973,950   $  948,049   $  924,752   $  929,063
 Assets              $1,094,474   $1,066,523   $1,043,280   $1,044,501
 Deposits            $  897,739   $  883,351   $  860,499   $  855,158
 Stockholders'
  equity             $  139,872   $  139,315   $  139,281   $  137,964
 Shares outstanding,
  basic - wtd            17,218       17,342       17,489       17,603
 Shares outstanding,
  diluted - wtd          17,629       17,759       17,852       17,908

                                ----------    ----------    ----------
                                                  YTD           YTD
                                3rd Quarter    Sept. 30,     Sept. 30,
                                   2005          2006          2005
                                ----------    ----------    ----------
 Earnings:
 Net interest income            $   10,391    $   36,090    $   28,832
 Provision for loan losses      $      693    $    1,743    $    2,679
 Non-interest income            $    2,388    $    7,878    $    6,483
 Non-interest expense           $    9,154    $   30,146    $   25,332
 Net income, before
  extraordinary items           $    1,923    $    8,196    $    4,924
 Extraordinary items,
  net of tax                    $    2,385    $       --    $    2,385
 Net income                     $    4,308    $    8,196    $    7,309

 Earnings - Normalized
 Non-interest operating
  income (b)                    $    2,388    $    7,878    $    6,056
 Non-interest operating
  expense (b)                   $    8,651    $   30,146    $   24,591
 Net operating income,
  net of tax (b)                $    2,265    $    8,196    $    5,137

 Per Share Data:
 Net income before
  extraordinary items, basic    $     0.13    $     0.47    $     0.36
 Net income, basic              $     0.28    $     0.47    $     0.54
 Net income before
  extraordinary items, diluted  $     0.12    $     0.46    $     0.35
 Net income, diluted            $     0.28    $     0.46    $     0.53
 Cash dividends declared        $       --    $     0.08    $       --
 Book value                     $     7.84    $     7.98    $     7.84
 Tangible book value            $     6.14    $     6.20    $     6.14

 Per Share Data - Normalized:
 Net operating income,
  basic (b)                     $     0.15    $     0.47    $     0.38
 Net operating income,
  diluted (b)                   $     0.14    $     0.46    $     0.37

 Performance Ratios:

 Return on average assets (a)         0.84%         1.02%         0.78%
 Return on average equity (a)         6.76%         7.83%         6.85%
 Return on average tangible
  assets (a)                          0.86%         1.05%         0.80%
 Return on average tangible
  equity (a)                          8.20%        10.14%         8.30%
 Net interest margin, taxable
  equivalent                          5.11%         5.18%         5.17%
 Efficiency ratio (a)                71.63%        68.56%        71.73%
 Non-interest income to net
  interest income and non-
  interest income (a)                18.69%        17.92%        18.36%

 Performance Ratios - Normalized:
 Operating return on
  average assets (b)                  0.99%         1.02%         0.82%
 Operating return on average
  equity (b)                          7.96%         7.83%         7.14%
 Operating return on average
  tangible assets (b)                 1.01%         1.05%         0.84%
 Operating return on average
  tangible equity (b)                 9.66%        10.14%         8.66%
 Core efficiency ratio (a)(c)        64.47%        64.87%        67.97%
 Non-interest operating income
  to net interest income and
  non-interest operating
  income (b)                         18.69%        17.92%        17.36%

 Capital & Liquidity:
 Total equity to total assets        13.00%        12.75%        13.00%
 Tangible equity to tangible
  assets                             10.47%        10.19%        10.47%
 Total loans to total deposits       86.91%        90.39%        86.91%

 Asset Quality:

 Net charge-offs                $      600    $    1,913    $    1,733
 Net loans charged-off to
  average loans, annualized           0.36%         0.33%         0.37%
 Non-accrual loans              $    1,114    $      679    $    1,114
 Other real estate owned        $    1,394    $    2,298    $    1,394
 Repossessed assets             $    2,037    $    1,556    $    2,037
 Non-performing assets (NPA)    $    4,545    $    4,533    $    4,545
 NPA to total assets                  0.43%         0.41%         0.43%
 Loans 90 days past due         $    2,905    $    1,593    $    2,905
 NPA + loans 90 days past due
  to total assets                     0.70%         0.55%         0.70%
 Allowance for loan losses to
  total loans                         1.42%         1.19%         1.42%
 Allowance for loan losses
  to NPA                            231.44%       217.56%       231.44%

 Period End Balances:
 Loans                          $  742,250    $  825,745    $  742,250
 Intangible assets              $   30,026    $   31,597    $   30,026
 Assets                         $1,061,999    $1,110,065    $1,061,999
 Deposits                       $  854,076    $  913,585    $  854,076
 Stockholders' equity           $  138,044    $  141,544    $  138,044
 Common stock market
  capitalization                $  171,610    $  204,434    $  171,610
 Full-time equivalent employees        361           360           361
 Shares outstanding, basic          17,601        17,746        17,601
 Shares outstanding, diluted        17,909        18,123        17,909

 Average Balances:

 Loans                          $  668,040    $  784,185    $  630,697
 Intangible assets              $   20,113    $   31,772    $   16,792
 Earning assets                 $  821,480    $  949,096    $  758,140
 Assets                         $  915,065    $1,068,280    $  836,416
 Deposits                       $  748,603    $  880,591    $  698,203
 Stockholders' equity           $  113,867    $  139,559    $   95,902
 Shares outstanding,
  basic - wtd                       15,353        17,349        13,612
 Shares outstanding,
  diluted - wtd                     15,661        17,741        13,899

 (a) These ratios are calculated using net income, before
     extraordinary items.

 (b) These amounts and ratios are calculated using net operating income (net of tax) which excludes extraordinary items as defined by GAAP and certain non-recurring items. Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

 (c) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (b) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on available-for-sale securities and gains, losses and write-downs on foreclosed and repossessed properties, leased equipment, and premises and equipment.

                      First Security Group, Inc.
                    Non-GAAP Reconciliation Table

                             (in thousands, except per share data)
 ---------------------------------------------------------------------
                       3rd Qtr   2nd Qtr   1st Qtr   4th Qtr   3rd Qtr
                         2006      2006      2006      2005      2005
                       -------   -------   -------   -------   -------
 Return on average
  assets                  1.06%     1.06%     0.95%     0.95%     0.84%
   Effect of
    intangible assets     0.03%     0.03%     0.03%     0.03%     0.02%
                       -------   -------   -------   -------   -------
 Return on average
  tangible assets         1.09%     1.09%     0.98%     0.98%     0.86%
                       =======   =======   =======   =======   =======

 Return of average
  equity                  8.31%     8.09%     7.11%     7.17%     6.76%
   Effect of intangible
    assets                2.43%     2.40%     2.10%     2.16%     1.44%
                       -------   -------   -------   -------   -------
 Return on average
  tangible equity        10.74%    10.49%     9.21%     9.33%     8.20%
                       =======   =======   =======   =======   =======

 Return on average
  assets                  1.06%     1.06%     0.95%     0.95%     0.84%
   Effect of non-
    recurring items         --        --        --      0.05%     0.15%
                       -------   -------   -------   -------   -------
 Operating return on
  average assets          1.06%     1.06%     0.95%     1.00%     0.99%
   Effect of average
    intangible assets     0.03%     0.03%     0.03%     0.03%     0.02%
                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  assets                  1.09%     1.09%     0.98%     1.03%     1.01%
                       =======   =======   =======   =======   =======

 Return on average
  equity                  8.31%     8.09%     7.11%     7.17%     6.76%
   Effect of non-
    recurring items         --        --        --      0.38%     1.20%
                       -------   -------   -------   -------   -------
 Operating return on
  average equity          8.31%     8.09%     7.11%     7.55%     7.96%
   Effect on average
    intangible assets     2.43%     2.40%     2.10%     2.28%     1.70%
                       -------   -------   -------   -------   -------
 Operating return on
  average tangible
  equity                 10.74%    10.49%     9.21%     9.83%     9.66%
                       =======   =======   =======   =======   =======

 Total equity to total
  assets                 12.75%    12.65%    13.01%    13.30%    13.00%
   Effect of average
    intangible assets    -2.56%    -2.62%    -2.71%    -2.79%    -2.53%
                       -------   -------   -------   -------   -------
 Tangible equity to
  tangible assets        10.19%    10.03%    10.30%    10.51%    10.47%
                       =======   =======   =======   =======   =======

 Efficiency ratio        67.18%    67.92%    70.69%    71.86%    71.63%
  Effect of non-
   recurring items          --        --        --     -1.37%    -3.90%
  Effect of non-cash
   items                 -2.29%    -2.23%    -3.41%    -7.09%    -2.26%
  Effect of net interest
   income, tax equivalent
   adjustment            -1.05%    -1.24%    -1.21%    -1.05%    -1.00%
                       -------   -------   -------   -------   -------
 Core efficiency ratio   63.84%    64.45%    66.07%    62.35%    64.47%
                       =======   =======   =======   =======   =======
 Non-interest income   $ 2,776   $ 2,666   $ 2,436   $ 2,364   $ 2,388
  Recovery on previously
   disposed repossessed
   asset                    --        --        --        --        --
  Reinsurance under-
   writing revenue          --        --        --        --        --
                       -------   -------   -------   -------   -------
 Non-interest
  operating income     $ 2,776   $ 2,666   $ 2,436   $ 2,364   $ 2,388
                       =======   =======   =======   =======   =======

 Non-interest expense  $10,031   $10,076   $10,039   $10,041   $ 9,154
  Severance                 --        --        --        --      (157)
  Impairment of long-
   lived assets             --        --        --        --      (308)
  Jackson Bank & Trust
   integration costs
   and other                --        --        --      (196)      (38)
  Reinsurance under-
   writing expense          --        --        --        --        --
                       -------   -------   -------   -------   -------
 Non-interest
  operating expense    $10,031   $10,076   $10,039   $ 9,845   $ 8,651
                       =======   =======   =======   =======   =======

 Net income            $ 2,906   $ 2,816   $ 2,474   $ 2,262   $ 4,308
  Extraordinary gain,
   net of tax               --        --        --       210    (2,385)
  Non-recurring expenses,
   net of tax               --        --        --       133       342
                       -------   -------   -------   -------   -------
 Net operating income,
  net of tax           $ 2,906   $ 2,816   $ 2,474   $ 2,605   $ 2,265
                       =======   =======   =======   =======   =======
 Per Share Data:
 Book value            $  7.98   $  7.85   $  7.86   $  7.84   $  7.84
  Effect of intangible
   assets                (1.78)    (1.81)    (1.82)    (1.84)    (1.70)
                       -------   -------   -------   -------   -------
 Tangible book value   $  6.20   $  6.04   $  6.04   $  6.00   $  6.14
                       =======   =======   =======   =======   =======

 Net income, basic     $  0.17   $  0.16   $  0.14   $  0.13   $  0.28
  Effect of extra-
   ordinary and non-
   recurring items,
   net of tax               --        --        --      0.02     (0.13)
                       -------   -------   -------   -------   -------
 Net operating income,
  basic                $  0.17   $  0.16   $  0.14   $  0.15   $  0.15
                       =======   =======   =======   =======   =======

 Net income, diluted   $  0.16   $  0.16   $  0.14   $  0.13   $  0.28
  Effect of extra-
   ordinary and non-
   recurring items,
   net of tax               --        --        --      0.02     (0.14)
                       -------   -------   -------   -------   -------
 Net operating income,
  diluted              $  0.16   $  0.16   $  0.14   $  0.15   $  0.14
                       =======   =======   =======   =======   =======
 Supplemental Data

 Allowance for loan
  losses               $ 9,862   $10,205   $10,103   $10,121   $10,519
 Net interest income,
  tax equivalent       $12,398   $12,453   $12,022   $11,846   $10,587
 Amortization of
  intangibles          $   323   $   326   $   341   $   334   $   254
 Gain on sales of
  available-for-sale
  securities, net      $    --   $    --   $    --   $   117   $    --
 Gain on foreclosed and
  repossessed property,
  leased equipment, and
  premises and
  equipment            $  (219)  $  (121)  $  (100)  $   (45)  $   (61)
 Losses on foreclosed
  and repossessed
  property and premises
  and equipment        $    63   $    39   $    11   $    69   $    28
 Write-downs on
  foreclosed and
  repossessed property $    98   $    45   $   200   $   537   $    43
 Mortgage loan and
  related fees         $   405   $   408   $   258   $   355   $   419

                                                   Year-to-Date
                                                   September 30,
                                                 2006         2005
                                               --------     --------
 Return on average assets                          1.02%        0.78%
  Effect of intangible assets                      0.03%        0.02%
                                               --------     --------
 Return on average tangible assets                 1.05%        0.80%
                                               ========     ========

 Return of average equity                          7.83%        6.85%
  Effect of intangible assets                      2.31%        1.45%
                                               --------     --------
 Return on average tangible equity                10.14%        8.30%
                                               ========     ========

 Return on average assets                          1.02%        0.78%
  Effect of non-recurring items                      --         0.04%
                                               --------     --------
 Operating return on average assets                1.02%        0.82%
  Effect of average intangible assets              0.03%        0.02%
                                               --------     --------
 Operating return on
  average tangible assets                          1.05%        0.84%
                                               ========     ========

 Return on average equity                          7.83%        6.85%
  Effect of non-recurring items                      --         0.29%
                                               --------     --------
 Operating return on average equity                7.83%        7.14%
  Effect on average intangible assets              2.31%        1.52%
                                               --------     --------

 Operating return on average tangible equity      10.14%        8.66%
                                               ========     ========

 Total equity to total assets                     12.75%       13.00%
  Effect of average intangible assets             -2.56%       -2.53%
                                               --------     --------

 Tangible equity to tangible assets               10.19%       10.47%
                                               ========     ========

 Efficiency ratio                                 68.56%       71.73%
  Effect of non-recurring items                      --        -1.27%
  Effect of non-cash items                        -2.63%       -1.53%
  Effect of net interest income,
   tax equivalent adjustment                      -1.06%       -0.96%
                                               --------     --------
 Core efficiency ratio                            64.87%       67.97%
                                               ========     ========
 Non-interest income                           $  7,878     $  6,483
  Recovery on previously disposed
   repossessed asset                                 --         (173)
  Reinsurance underwriting revenue                   --         (254)

 Non-interest operating income                 $  7,878     $  6,056
                                               ========     ========

 Non-interest expense                          $ 30,146     $ 25,332
  Severance                                          --         (157)
  Impairment of long-lived assets                    --         (308)
  Jackson Bank & Trust integration
   costs and other                                   --          (38)
  Reinsurance underwriting expense                   --         (238)
                                               --------     --------
 Non-interest operating expense                $ 30,146     $ 24,591
                                               ========     ========

 Net income                                    $  8,196     $  7,309
  Extraordinary gain, net of tax                     --       (2,385)
  Non-recurring expenses, net of tax                 --          213
                                               --------     --------
 Net operating income, net of tax              $  8,196     $  5,137
                                               ========     ========

 Per Share Data:
 Book value                                    $   7.98     $   7.84
  Effect of intangible assets                     (1.78)       (1.70)
                                               --------     --------
 Tangible book value                           $   6.20     $   6.14
                                               ========     ========

 Net income, basic                             $   0.47     $   0.54
  Effect of extraordinary
   and non-recurring items,
   net of tax                                        --        (0.16)
                                               --------     --------
 Net operating income, basic                   $   0.47     $   0.38
                                               ========     ========

 Net income, diluted                           $   0.46     $   0.53
  Effect of extraordinary and
  non-recurring items, net of tax                    --        (0.16)
                                               --------     --------
 Net operating income, diluted                 $   0.46     $   0.37
                                               ========     ========

 Supplemental Data

 Allowance for loan losses                     $  9,862     $ 10,519
 Net interest income, tax equivalent           $ 36,802     $ 29,320
 Amortization of intangibles                   $    990     $    595
 Gain on sales of available-for-sale
  securities, net                              $     --     $     --
 Gain on foreclosed and repossessed
  property, leased equipment,
  and premises and equipment                   $   (440)    $   (336)
 Losses on foreclosed and
  repossessed property and
  premises and equipment                       $    113     $     78
 Write-downs on foreclosed
  and repossessed property                     $    343     $    103
 Mortgage loan and related fees                $  1,071     $  1,115

CONTACT:  First Security Group, Inc.
          Rodger B. Holley, Chairman & CEO
            (423) 308-2080
            rholley@FSGBank.com
          William L. (Chip) Lusk, Jr. EVP & CFO
            (423) 308-2070
            clusk@FSGBank.com